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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of WPP Group plc of our report dated February 11, 2000, relating to the financial statements and financial statement schedules which appears in Young & Rubicam Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 29, 2000